UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2016

PARKWAY PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-11533	74-2123597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bank of America Center, 390 North Orange Avenue, Suite 2400, Orlando, Florida		32801
(Address of Principal Executive Offices)		(Zip code)

(407) 650-0593

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation, on October 6, 2016 (the “Closing Date”), of the Merger (as defined below) contemplated by that certain Agreement and Plan of Merger (as amended or supplemented from time to time, the “Merger Agreement”), entered into on April 28, 2016, by and among Parkway Properties, Inc. (the “Company”), Parkway Properties LP (“Parkway LP”), Cousins Properties Incorporated (“Cousins”) and Clinic Sub Inc., a wholly owned subsidiary of Cousins (“Merger Sub”), pursuant to which the Company merged with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving corporation of the Merger and a wholly owned subsidiary of Cousins. Pursuant to the Merger Agreement, upon the terms and subject to the conditions of the Merger Agreement, immediately following the effective time of the Merger on the Closing Date, Cousins separated the portion of its combined businesses relating to the ownership of real properties in Houston, Texas (the “Houston Business”) from the remainder of the combined businesses (the “Separation”). In connection with the Separation, on the Closing Date, Cousins and Parkway effected a reorganization (the “Reorganization”), pursuant to which the Houston Business was transferred to Parkway, Inc. (“New Parkway”), and the remainder of the combined businesses was transferred to Cousins Properties LP, a Delaware limited partnership (“Cousins LP”), which will be the operating partnership of Cousins following the Separation, the Reorganization and the Spin-Off (as hereinafter defined). Pursuant to the Merger Agreement, on October 7, 2016, Cousins expects to distribute pro rata to its common and limited voting preferred stockholders (including legacy Parkway common and limited voting stockholders) all of the outstanding shares of common and limited voting stock, respectively, of New Parkway, which will contain the Houston Business following the Reorganization (the “Spin-Off”).

Item 1.02.	Termination of a Material Definitive Agreement

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On October 4, 2016, in connection with the Merger, the Separation and the Reorganization, Cousins LP executed accession agreements to guarantee, or join as a guarantor with respect to, the loans under each of the following agreements to which the Company was a party:

•	Amended, Restated & Consolidated Credit Agreement, dated as of April 1, 2014, by and among the Company, Parkway LP, Wells Fargo Bank, National Association as Administrative Agent and the lenders party thereto, as amended (the “Credit Agreement”), which provided for a $250.0 million senior unsecured revolving credit facility (increased to $450.0 million following the Company’s exercise of the accordion feature in January 2015), a $250.0 million five-year unsecured term loan and a $100.0 million seven-year unsecured term loan;

•	Agreement Regarding Revolving Commitment Increases dated as of January 27, 2015 by and among Parkway Properties LP, Parkway Properties, Inc., Wells Fargo Bank, National Association as Administrative Agent and the lenders party thereto, which provided for the increase of the senior unsecured revolving credit facility from $250.0 million to $450.0 million;

•	Amended, Restated & Consolidated Guaranty dated as of April 1, 2014 by Parkway Properties, Inc. and certain subsidiaries of Parkway Properties, Inc. party thereto in favor of Wells Fargo Bank, National Association, which provided a guarantee of loans under the Credit Agreement; and

•	Term Loan Agreement dated as of June 26, 2015, by and among the Company, Parkway LP, Wells Fargo Bank, National Association as Administrative Agent and the lenders party thereto, which provided for a $200.0 million five-year unsecured term loan (the “Term Loan Agreement”).

On October 6, 2016, following the effective time of the Merger and in connection with the Separation and the Reorganization, Cousins LP discharged in full the outstanding indebtedness of approximately $350 million under the Company’s Credit Agreement and approximately $200 million under the Company’s Term Loan Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Merger Agreement, in the Merger, on October 6, 2016, each outstanding share of Parkway common stock, par value $0.001 per share (“Parkway Common Stock”), and each outstanding share of Parkway limited voting stock, par value $0.001 per share, was converted into 1.63 shares of common stock, par value $1 per share, of Cousins (“Cousins Common Stock”) or limited voting preferred stock, par value $1 per share, of Cousins (“Cousins Limited Voting Preferred Stock”), respectively. Cash will be paid in lieu of fractional shares of Cousins Common Stock. Cash will not be paid in lieu of fractional shares of Cousins Limited Voting Preferred Stock and no fractional shares of Cousins Limited Voting Preferred Stock will be issued.

As a result of the Merger, former Parkway common stockholders will receive approximately 183 million shares of Cousins Common Stock for their shares of Parkway common stock, with the total consideration valued at approximately $1.89 billion, based upon the average five-day closing price of Cousins Common Stock on the New York Stock Exchange for the five days prior to, but not including, the closing of the Merger. Additionally, former Parkway limited voting stockholders will receive approximately 7 million shares of Cousins Limited Voting Preferred Stock in the aggregate for their shares of Parkway limited voting stock.

The description of the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 29, 2016.

Item 3.01.	Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On October 6, 2016, in connection with the completion of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) that each share of Parkway Common Stock issued and outstanding immediately prior to the effective time of the Merger has been cancelled and converted into the right to receive 1.63 shares of Cousins Common Stock (the “Common Stock Consideration”). As a result, all shares of Parkway Common Stock were removed from trading on the NYSE on October 6, 2016 before the market opened. The NYSE has filed a notification of removal from listing on Form 25 with the SEC with respect to the Parkway Common Stock in order to effect the delisting of such shares from the NYSE. Such delisting will result in the termination of the registration of Parkway Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a certificate on Form 15 requesting the deregistration of Parkway Common Stock under Section 12(g) of the Exchange Act, which will suspend the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act with respect to the Parkway Common Stock.

Item 3.03.	Material Modification to Rights of Security Holders

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

At the effective time of the Merger, the holders of Parkway Common Stock immediately before the Merger ceased to have any rights as stockholders of the Company (other than their right to receive the Common Stock Consideration) and will instead have the rights of common stockholders in Cousins.

Item 5.01.	Changes in Control of Registrant

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

At the effective time of the Merger, as contemplated under the Merger Agreement, the Company merged with and into Clinic Sub Inc., a wholly owned subsidiary of Cousins, with Clinic Sub Inc. continuing as the surviving entity and a wholly owned subsidiary of Cousins.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the Merger and pursuant to the Merger Agreement, the Company ceased to exist and Clinic Sub Inc. continued as the surviving corporation. All members of the board of directors of the Company ceased to be directors at the effective time of the Merger by operation of the Merger.

In addition, at the effective time of the Merger by operation of the Merger, each executive officer of the Company listed below ceased to hold the positions indicated beside such executive officer’s name:

• James R. Heistand	President, Chief Executive Officer and Director

• M. Jayson Lipsey	Executive Vice President and Chief Operating Officer

• David O’Reilly	Executive Vice President and Chief Financial Officer

• Jeremy R. Dorsett	Executive Vice President and General Counsel

• Scott E. Francis	Executive Vice President and Chief Accounting Officer

• Jason A. Bates	Executive Vice President and Chief Investment Officer

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

At the effective time of the Merger, as contemplated under the Merger Agreement, the Company merged with and into Clinic Sub Inc., a wholly owned subsidiary of Cousins, with Clinic Sub Inc. continuing as the surviving entity and a wholly owned subsidiary of Cousins.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2016	PARKWAY PROPERTIES, INC.

	BY:	/s/ Jeremy R. Dorsett
Jeremy R. Dorsett
Executive Vice President and General Counsel